                                                                     EXHIBIT 4.2

NAME OF SUBSCRIBER:_____________________________________

To:  CARESIDE, INC.
     6100 BRISTOL PARKWAY
     CULVER CITY, CA 90230


                SECURITIES PURCHASE AND SUBSCRIPTION AGREEMENT

                                  SECTION 1.
                                  ----------


          1.1  Subscription. The undersigned (the "Purchaser"), intending to be
               ------------
legally bound, hereby subscribes for and agrees to purchase the following securities of Careside, Inc., a Delaware corporation (the "Company"), immediately upon the acceptance of such subscription by the Company together with other similar subscriptions which aggregate at least three million dollars ($3,000,000) (the "Minimum Offering"):

               (a) such number of shares of Series C Convertible Preferred Stock, $.01 par value per share (the "Preferred Stock") as is reached when (i) the Aggregate Purchase Price (as hereafter defined) is divided by (ii) 10,000 times eighty percent (80%) of the average closing price of the Company's common stock, $.01 par value per share (the "Common Stock"), during the five (5) trading days prior to the first closing (such average hereafter referred to as the "Index Price"), and

               (b) a warrant (the "Warrant") to purchase such number of shares of Common Stock as is reached when the number of shares of Preferred Stock purchased is multiplied by 10,000, for a purchase price of the Index Price plus $0.125 per share of Common Stock, for an aggregate purchase price of ______________________________dollars ($___________) (the "Aggregate Purchase Price") in accordance with the terms and conditions of this Securities Purchase and Subscription Agreement (the "Subscription Agreement") and pursuant to the Company's Confidential Private Offering Memorandum dated March 1, 2001 (the "Confidential Memorandum"). Purchasers acknowledge that the above calculations may result in the purchase of fractional shares of Preferred Stock.

          1.2  Purchase of Securities; Delivery of Documents. The Purchaser
               ---------------------------------------------
understands and acknowledges that the Aggregate Purchase Price shall be remitted to Dougherty & Company LLC (the "Placement Agent"), as agent for the Company, in exchange for the Preferred Stock and Warrant (the "Purchased Securities"). Payment for the Purchased Securities shall be made by certified check or wire transfer in accordance with the instructions of the Placement Agent, together with an executed copy of this Subscription Agreement. Also, contemporaneously with the execution and delivery of this Subscription Agreement by the Purchaser, the Purchaser is delivering to the Company a completed Accredited Investor Questionnaire (the "Questionnaire") in the form attached to this Subscription Agreement as Appendix III.
                               ------------

                                  SECTION 2.
                                  ----------

          2.1  Acceptance or Rejection. The Company's acceptance of the
               -----------------------
Purchaser's subscription shall be evidenced by the Company's execution and delivery of a duplicate original or a copy of this Subscription Agreement to the Purchaser.

          (a) The Purchaser understands and agrees that the Company reserves the right to reject this subscription for the Preferred Stock in whole or in part, at any time prior to the applicable Closing (as defined in Section 2.2 hereof), notwithstanding prior receipt by the Purchaser of notice of acceptance of the Purchaser's subscription.

          (b) In the event a subscription is accepted in part, the applicable portion of the Aggregate Purchase Price shall be retained by the Company in payment of the shares of Preferred Stock to be sold to the Purchaser and the balance shall be returned promptly to the Purchaser, without interest thereon.

          (c) The Purchaser understands and agrees that this offer to purchase is and shall be irrevocable, but its obligations hereunder will terminate if this offer is rejected by the Company, pursuant to the terms herein.

          (d) In the event of rejection of this subscription, or in the event the sale of the Preferred Stock subscribed for by the Purchaser is not consummated by the Company for any reason (in which event this Subscription Agreement shall be deemed to be rejected), this Subscription Agreement and any other agreement entered into between the Purchaser and the Company relating to this subscription shall thereafter have no force or effect and the Company shall promptly return or cause to be returned to the Purchaser the Aggregate Purchase Price remitted to the Company by the Purchaser, without interest thereon or deduction therefrom.

          (e) Pending acceptance or rejection of this subscription at a Closing, the Aggregate Purchase Price shall be held in escrow by Resource Trust Bank, Minneapolis, Minnesota (the "Escrow Agent") pursuant to an escrow agreement among the Company, the Placement Agent and the Escrow Agent.

          2.2  Closing; Closing Date.
               ---------------------

          The closing of the purchase and sale of the Minimum Offering (the "Initial Closing") shall take place at the offices of Pepper Hamilton LLP, 3000 Two Logan Square,

Philadelphia, PA 19103, or such other place as may be mutually agreed by the Company and the Placement Agent, no later than May 30, 2001 (the "Termination Date") or upon the Company's acceptance of subscriptions equal to the Minimum Offering. Subsequent closings of part or all of the sale of securities contemplated by the Confidential Memorandum, if any, will be held at such times after the Initial Closing as shall be determined by the Company (each, a "Closing") prior to the Termination Date. At the Initial Closing, the Company shall deliver to the Purchaser (i) certificates for the Preferred Stock and Warrant issued and sold to the Purchaser, duly registered in the Purchaser's name (or their nominee) against payment in full by the Purchaser of the Aggregate Purchase Price, and (ii) an opinion of Pepper Hamilton LLP, counsel to the Company, addressed to the Purchaser with respect to the valid existence and good standing of the Company, the due authorization, execution and delivery of this Agreement and the issuance and sale of the Preferred Stock and Warrant, and that the Preferred Stock and Warrant, upon issuance and sale to the Purchaser, are duly authorized, validly issued, fully paid and nonassessable.

                                  SECTION 3.
                                  ----------

          3.1  Representations and Warranties of the Company.
               ---------------------------------------------

          The Company represents and warrants that:

          (a) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and duly qualified to do business and in good standing as a foreign corporation in each state in which the nature of its business or properties requires such qualification (except where failure to qualify would not have a material adverse effect on the Company taken as a whole), with full power and authority, corporate and otherwise, to enter into and perform this Subscription Agreement, and to execute and deliver the various instruments and documents provided for herein.

          (b) The execution, delivery and performance by the Company of this Subscription Agreement and the issuance and delivery by the Company of the Preferred Stock and Warrant as contemplated hereby have been duly authorized by all necessary corporate action and will not violate any provision of law, court order or decree, or any provision of the Company's Certificate of Incorporation or Bylaws, or result in the breach of, constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any agreement or instrument to which the Company is a party, or by which it or any of its property may be bound or affected. This Subscription Agreement is a valid and binding obligation of the Company, enforceable in accordance with its terms subject to general principles of equity and bankruptcy and other laws affecting creditors' rights generally.

          (c) There are no material lawsuits or proceedings pending, or, to the Company's knowledge, threatened, against or affecting the Company and there are no proceedings before any governmental commission, bureau or other administrative agency pending, or, to the Company's knowledge, threatened, against or affecting the Company.

          (d) As of January 31, 2001, the authorized capital stock of the Company consisted of 50,000,000 shares of common stock, $.01 par value per share (the Company "Common Stock") and 5,000,000 shares of preferred stock, $.01 par value per share (the "Preferred Stock"). As of January 31, 2001, there were 11,262,352 shares of Company Common Stock and 180 shares of Series B Preferred Stock (the "Series B Preferred Stock") outstanding and 179,626 shares of Series A Preferred Stock have been issued and have been converted to Common Stock and a warrant to purchase Common Stock. As of January 31, 2001, 6,122,007 shares of Company Common Stock are issuable upon the exercise of currently exercisable warrants and options and upon the conversion of the outstanding shares of Series B Preferred Stock.

          (e) The Preferred Stock issuable under this Subscription Agreement or upon exercise of the Warrant has been duly authorized and, when issued against payment therefor, will be validly issued, fully paid and nonassessable and will be issued in reliance upon applicable exemptions from the registration and qualification provisions of all applicable securities laws of the United States and each state whose securities laws may be applicable thereto. All Preferred Stock purchased hereunder and the Common Stock issued upon exercise of the Warrant will be issued free and clear of any preemptive or similar right and free and clear of any claim, lien, security interest or other encumbrance. The Company has reserved for issuance upon exercise of the Warrant the full number of shares of Common Stock issuable upon exercise thereof.

          (f) No governmental permit, consent, approval or authorization is required in connection with (i) the execution, delivery and performance of this Subscription Agreement by the Company or (ii) the offer, sale, issuance and delivery by the Company of the Preferred Stock and Warrant contemplated hereby; provided that, all representations made to the Company by the Purchaser in this
-------------
Subscription Agreement and in any other document or instrument delivered in connection herewith are assumed for purposes of this representation and warranty to be accurate and complete.

          (g) The Confidential Memorandum and any amendment or supplement thereto provided by the Company to the Purchaser does not, at the date hereof, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (h) As of the date hereof, the Company's Common Stock and its publicly traded warrants are traded on the AMEX.

          (i) No sale of Common Stock or other securities by the Company within the last six (6) months require integration under the Act and Regulation D promulgated thereunder that would materially adversely affect the sale of the Common Stock and Warrant or the timely effectiveness of the Registration Statement referred to in Appendix II.

                                  SECTION 4.
                                  ----------

          4.1  Purchaser Representations, Warranties and Covenants.
               ---------------------------------------------------

          The Purchaser hereby acknowledges, represents and warrants to, and agrees with, the Company and its affiliates as follows:

          (a) The Purchaser has received, read carefully and understands the Confidential Memorandum and has had an adequate opportunity to consult his own attorney, accountant or investment advisor (his "Advisors") with respect to the suitability of the investment contemplated hereby for the Purchaser. The Purchaser further acknowledges that the Purchaser and his Advisors have also made such other investigation, review, examination and inquiry concerning the Company and its business and affairs as they have deemed appropriate so as to understand the nature of the investment in the Purchased Securities, including without limitation, the merits and risks thereof.

          (b) The Purchaser is acquiring the Purchased Securities for the Purchaser's own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part, which resale, distribution or fractionalization would violate the Securities Act of 1933, as amended (the "Securities Act"). Further, the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Purchased Securities, for which the Purchaser is subscribing.

          (c) The Purchaser has full power and authority to enter into this Subscription Agreement. The execution and delivery of this Subscription Agreement has been duly authorized, if applicable, by the Purchaser and this Subscription Agreement constitutes a valid and legally binding obligation of the Purchaser.

          (d) The Purchaser acknowledges the Purchaser's understanding that the offering and sale of the Purchased Securities is intended to be exempt from registration under the Securities Act by virtue of Section 4(2) thereof and the provisions of Regulation D promulgated thereunder ("Regulation D"). In furtherance thereof, the Purchaser represents and warrants to and agrees with the Company and its affiliates as follows:

               (i) The Purchaser understands that the basis for the exemption from registration may not be present if, notwithstanding such representations, the Purchaser's intention is merely to acquire the Preferred Stock for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. Accordingly, the Purchaser does not have any such intention;

               (ii) The Purchaser has the financial ability to bear the economic risk of the Purchaser's investment, has adequate means for providing for the Purchaser's current needs and personal contingencies and has no need for liquidity with respect to the Purchaser's investment in the Company; and

               (iii) The Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Preferred Stock. If other than an individual, the Purchaser also represents that it has not been organized for the purpose of acquiring the Preferred Stock.

          (e) The information in the Questionnaire completed and executed by the Purchaser is accurate and true in all respects and the Purchaser is an "accredited investor," as that term is defined in Rule 501 of Regulation D as described in Appendix I hereto.
             ----------
          (f)  The Purchaser:

               (i) Has been furnished with copies of the Confidential Memorandum, a List of FDA Approved Tests, the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and any documents which may have been made available upon request for a reasonable period of time prior to the date hereof (collectively, the "Documents"). The Purchaser acknowledges and agrees that the Documents supercede all written information regarding the Company that the Purchaser may have received prior to the date of the Documents. The Purchaser has carefully read the Documents and has relied solely (except as indicated in subsections (ii) and (iii) below) on the information contained in the Documents (including all exhibits thereto);

               (ii) Has been provided an opportunity for a reasonable period of time prior to the date hereof to obtain additional information concerning the Purchased Securities, the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

               (iii) Has been given the opportunity for a reasonable period of time prior to the date hereof to ask questions of, and receive answers from, the Company or its representatives concerning the terms and conditions of the Offering and other matters pertaining to this investment, and has been given the opportunity for a reasonable period of time prior to the date hereof to obtain such additional information necessary to verify the accuracy of the information contained in the Documents or that which was otherwise provided in order for the Purchaser to evaluate the merits and risks of purchase of the Purchased Securities to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

               (iv) Has not been furnished with any oral representation or oral information in connection with the Offering which is not contained herein or in the Documents; and

               (v) Has determined that the Purchased Securities are a suitable investment for the Purchaser and that at this time the Purchaser could bear a complete loss of such investment.

          (g) This offer is not transferable or assignable by the Purchaser unless the Purchaser complies with the terms of transfer contained herein. The Purchaser further represents, warrants and agrees that the Purchaser will not sell or otherwise transfer the Purchased Securities, without registration under the Securities Act or an exemption therefrom, and that the Purchaser fully understands and agrees that the Purchaser must bear the economic risk of the Purchaser's purchase because, among other reasons, none of the Purchased Securities has been registered under the Securities Act or under the securities laws of any state and, therefore, none can be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Securities Act and under the applicable securities laws of such states or an exemption from such registration is available. In particular, the Purchaser is aware that the Preferred Stock is a "restricted security," as such term is defined in Rule 144 promulgated under the Securities Act ("Rule 144"), and may not be sold pursuant to Rule 144 unless all of the conditions of Rule 144 are met. The Purchaser also understands that, except as expressly otherwise provided herein, the Company is under no obligation to register the Preferred Stock on the Purchaser's behalf or to assist the Purchaser in complying with any exemption from registration under the Securities Act or applicable state securities laws. The Purchaser further understands that sales or transfers of the Purchased Securities are further restricted by state securities laws and the provisions of this Subscription Agreement.

          (h) No representations or warranties have been made to the Purchaser by the Company, or any officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company contained herein, and in subscribing for the Purchased Securities, the Purchaser is not relying upon any representations other than those contained herein.

          (i) Any information which the Purchaser has heretofore furnished to the Company with respect to the Purchaser's financial position and business experience is correct and complete as of the date of this Subscription Agreement and if there should be any material change in such information the Purchaser will immediately furnish such revised or corrected information to the Company.

          (j) The Purchaser understands and agrees that, at issuance, the Preferred Stock shall bear the following legend, or a similar legend to the same effect, until (i) such Preferred Stock shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or (ii) in the opinion of counsel for the Company such Preferred Stock be may sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

      "THE PREFERRED STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE PREFERRED STOCK REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."


          (k) The Purchaser understands and agrees that, at issuance, Common Stock issued upon exercise of the Warrant shall bear the following legend, or a similar legend to the same effect, until (i) such Common Stock shall have been registered under the Securities Act and effectively been disposed of in accordance with a registration statement that has been declared effective; or
(ii) in the opinion of counsel for the Company such Preferred Stock be may sold without registration under the Securities Act or any applicable "Blue Sky" or state securities laws:

      "THE COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND IS SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AS SET FORTH IN THIS CERTIFICATE. THE COMMON STOCK REPRESENTED HEREBY MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO COUNSEL FOR THE COMPANY, TO THE EFFECT THAT THE PROPOSED SALE, TRANSFER, OR DISPOSITION MAY BE EFFECTUATED WITHOUT REGISTRATION UNDER THE ACT."

          (l) The Purchaser: is not (i) a director, officer, or substantial security holder of the Company (a "Related Party"), (ii) a subsidiary, affiliate or other closely-related person of a Related Party, or (iii) any person, company or entity in which a Related Party has a substantial direct or indirect interest.

          (m) No Federal or state agency has made any findings or determination as to the fairness of the Offering or the Purchased Securities (or any part thereof) for investment, or any recommendation or endorsement of any of the Purchased Securities (or any part thereof).

          (n) The Purchaser covenants that it will not, directly or indirectly through its affiliates or agents, at any time prior to nine months from the Termination Date, effect short sales of the Common Stock or hedge transactions in the Common Stock that customarily result in a counter party engaging in short sales.

          (o) The Purchaser covenants that it will not, directly or indirectly through its affiliates or agents, at any time prior to the Conversion Date, effect any sales of the Common Stock; make, or in any way participate in, any "solicitation" of "proxies" (as such terms are defined under Regulation 14A of the Securities Exchange Act of 1934 ) to vote or seek to advise or influence in any manner whatsoever any person or entity with respect to the voting of any securities of the Company or any of its subsidiaries; form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to any securities of the Company; or take any other action to influence or control the Company or its management or policies or the market price of its publicly traded stock.

          (p) The foregoing representations, warranties and agreements shall survive the Closing.


                                  SECTION 5.
                                  ----------

          5.1  Registration of the Common Stock.  Within fifteen (15) days
          ---  --------------------------------
after the date Careside's shareholders approve the terms of the Preferred Stock relating to the conversion of the Preferred Stock (the "Shareholder Approval Date"), the Company shall file a registration statement on Form S-3 registering for resale the Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrant in accordance with the provisions set forth in Appendix II, which is attached hereto and incorporated by reference as if set
-----------
forth herein in its entirety. The Company shall use its reasonable best efforts to have such registration statement declared effective and to cause the listing of the Common Stock conversion of the Preferred Stock and issuable upon exercise of the Warrant on the AMEX as soon as practicable. The Company does not hereby undertake to register the Preferred Stock or the Warrant included in the Purchased Securities.

                                  SECTION 6.
                                  ----------

          6.1  Indemnification of the Company.
               -------------------------------

          (a) The Purchaser agrees to indemnify and hold harmless the Company, its officers and directors, employees, agents and affiliates and each other person, if any, who controls any thereof within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Purchaser to comply with any covenant or agreement made by the Purchaser herein or in any other document furnished by the Purchaser to any of the foregoing in connection with this transaction. The Purchaser also agrees to indemnify the Company as set forth in Appendix II with respect to the resale registration of
                        -----------
Common Stock underlying the Purchased Securities.


          6.2  Indemnification of Purchaser. The Company agrees to indemnify and
               ----------------------------
hold harmless the Purchaser against any loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Company to comply with any covenant or agreement made by the Company herein or in any other Document furnished by the Company to any of the foregoing in connection with the transaction contemplated by this Subscription Agreement. The Company also agrees to indemnify the Purchaser as set forth in Appendix II with
                                                               -----------
respect to the resale registration of the Common Stock or underlying the Purchased Securities.

          6.3  Modification. Neither this Subscription Agreement nor any
               ------------
provisions hereof shall be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

          6.4  Notices. All notices, authorizations, demands or requests
               -------
required or permitted to be delivered to any party in connection with this Subscription Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, if sent by facsimile transmission (with receipt confirmed by automatic transmission report), if sent by a nationally-recognized overnight courier with charges prepaid, if sent by registered or certified mail, return receipt requested and postage prepaid (or by the most nearly comparable method if mailed from or to a location outside the United States), or addressed as follows:

          If to the Company, to:

               6100 Bristol Parkway
               Culver City, CA 90230
               Attn: James R. Koch
               Fax: 310-338-6789

               With copies (which copies shall not constitute notice) to:

               Pepper Hamilton LLP
               3000 Two Logan Square
               Philadelphia, PA 19103-2799
               Attn: Julia D. Corelli, Esquire
               Fax: 215-981-4750

          If to the Purchaser, to the address shown on such Purchaser's signature page hereto,

or to such other address as the party to whom the notice is to be given may have furnished to the other party hereto in writing in accordance with the provisions of this Section 6.4. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of facsimile transmission (with receipt confirmed by automatic transmission report), on the date of such transmission, (iii) in the case of a nationally-recognized overnight courier, on the next business day after the date when delivered to such courier, and (iv) in the case of mailing (or by the most nearly comparable method if mailed from or to a location outside the United States), on the third business day following that on which the piece of mail containing such communication is posted; provided, however, that three
                                                 --------  -------
additional business days shall be added to the time any notice or communication sent from or to a location outside the United States shall be deemed to have been received in (iii) or (iv) above.

          6.5  Counterparts. This Subscription Agreement may be executed through
               ------------
the use of separate signature pages or in any number of counterparts (and by facsimile signature), and each of such counterparts shall, for all purposes, constitute one agreement binding on all parties, notwithstanding that all parties are not signatories to the same counterpart.

          6.6  Binding Effect. Except as otherwise provided herein, this
               --------------
Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and assigns. If the Purchaser is more than one person, the obligation of the Purchaser shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

          6.7  Severability. In the event that any provision of this
               ------------
Subscription Agreement shall be deemed to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          6.8  Entire Agreement. This Subscription Agreement and the documents
               ----------------
referenced herein contain the entire agreement of the parties and there are no representations, covenants or other agreements except as stated or referred to herein and therein.

          6.9  Assignability. This Subscription Agreement is not transferable
               -------------
or assignable by the Purchaser.

          6.10 Applicable Law.  This Subscription Agreement shall be governed by
               --------------
and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts of law principles.

          6.11 Jurisdiction. The Purchaser and the Company each hereby submit
               ------------
to the exclusive jurisdiction of the courts of the State of Delaware and to the United States District Court for the District of Delaware with respect to any action or legal proceeding commenced by either of them with respect to this Subscription Agreement, the Offering or the Common Stock. Each of them irrevocably waives any objection they now have or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum and consents to the service of process in any such action or proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth above or below or at such other address as either of them shall furnish in writing to the other.

          6.12 Waiver. The Purchaser and the Company each hereby waive trial by
               ------
jury in any action or proceeding involving any matter (whether sounding in tort, contract, fraud or otherwise) in any way arising out of or relating to this Subscription Agreement, the Offering or the Preferred Stock.

          6.13 Pronouns. The use herein of the masculine pronouns "he," "him"
               --------
or "his" or similar terms shall be deemed to include the feminine and neuter genders as well and the use herein of the singular pronoun shall be deemed to include the plural as well.

          6.14 Survival. The respective indemnities, representations,
               --------
warranties and agreements of the Company and the Purchasers contained in this Subscription Agreement or made by or on behalf on them, respectively, pursuant to this Subscription Agreement, shall survive the delivery of and payment for the Common Stock and shall remain in full force and effect regardless of any investigation made by or on behalf of any of them or any person controlling any of them for a period of one year from the date hereof.

                         EXECUTION PAGE FOR INDIVIDUAL

     IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence its offer to purchase the Purchased Securities, comprised of Preferred Stock and the Warrant, on this ______day of _____________, 2001.


Amount of check enclosed or wire transfer sent*:       $_______________________.


___________________________________      _______________________________________
Signature of Purchaser                   (Name of Purchaser - Please Print)

___________________________________      _______________________________________
Social Security Number of Purchaser      Address of Purchaser


Accepted:

Dated: _________________, 2001           CARESIDE, INC

                                         By:____________________________________
                                         Name:
                                         Title:


*Wire transfer instructions are available from Dougherty & Company LLC or the Company.

               EXECUTION PAGE FOR OFFER TO PURCHASE BY AN ENTITY
                   (Not applicable to offers by individuals)

     IN WITNESS WHEREOF, subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence its offer to purchase the Purchased Securities, comprised of Preferred Stock and the Warrant, this ___ day of ______________, 2001.



Amount of check enclosed or wire transfer sent*:          $___________________


* Wire transfer instructions are available from Dougherty & Company LLC or the Company.


Please print the following information exactly as you wish it to appear on the Company records.

_____________________________        _________________________________________
(Name of Subscriber)                 (Address)

_____________________________        _________________________________________
(Tax Identification Number)

_____________________________        _________________________________________
(Telephone)

     The undersigned trustee, partner or corporate officer certifies that he has full power and authority from the beneficiaries, partners or directors of the entity named below to execute this Subscription Agreement on behalf of the entity and to make the representations and warranties made herein on their behalf and that investment in the Company has been affirmatively authorized by the governing board of such entity and is not prohibited by the governing documents of the entity.

Date: ______________, 2001          _______________________________________
                                    (Print Name of Entity)

__________________________          By:____________________________________
(Print Name and Capacity)           (Signature of authorized trustee, partner,
                                    or corporate officer)


ACCEPTED:

Date: ______________, 2001          CARESIDE, INC.


                                    By:____________________________________
                                    Name:
                                    Title:

                           CORPORATE ACKNOWLEDGMENT


STATE OF            )
                    )ss.:
COUNTY OF           )


     On this ___ day of ____________, 2001, before me personally came _________________ to be known, being by me duly sworn, did depose and say that he resides at ___________________________________, that he is the
________________________ of ________________________________, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the board of directors of said corporation, and that he signed his name thereto by like order.


                                          _________________________
                                                Notary Public



PARTNERSHIP ACKNOWLEDGMENT


STATE OF            )
                    )ss.:
COUNTY OF           )


     On this ___ day of ____________, 2001, before me personally came _________________ to be known, to be a partner in
___________________________________, a partnership, and known to be the person described in and who executed the foregoing instrument in the partnership name, and said ____________ duly acknowledged that he executed the foregoing instrument on behalf of said partnership.


                                          _________________________
                                                Notary Public

                                  Appendix I
                                  ----------

     Pursuant to Rule 501 of Regulation D promulgated under the Securities Act, an accredited investor means:

     (a) A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in
          Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Exchange Act; any insurance company as defined in Section 2(13) of the Securities Act, any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decision made solely by persons that are accredited investors;

     (b)  Any private business development company as defined in Section 202
          (a)(22) of the Investment Advisers Act of 1940;

     (c) Any organization described in Section 501(c)(3) of the Internal Revenue Code (the "Code"), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

     (d)  Any director or executive officer of the Company;

     (e) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of such person's purchase exceeds $1,000,000;

     (f) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current year;

     (g) Any trust, with assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person having such knowledge and experience in financial and business matters so such person is capable of evaluating the merits and risks of the investment to be made; or

     (h)  Any entity in which all of the equity owners are accredited investors.

     In addition, a participant in a defined contribution or profit sharing plan qualified under Section 401 of the Code may be deemed the purchaser of the Common Stock for the purpose of determining whether the plan is an accredited investor if the following conditions are satisfied: (x) the plan trust must provide for segregated accounts for each plan participant, (y) the plan document must provide the participant with the power to direct the trustee to make each particular investment to the extent of the participant's voluntary contributions plus that portion of employer contributions that have vested to the participant's benefit and (z) the investment in the Common Stock must have been made pursuant to an exercise by the participant of the power to direct the investment of his or her account in the plan trust.

                                  Appendix II
                                  -----------


     1.  Registration of the Common Stock.
         --------------------------------

         a. Subject to paragraph 1(b) below, within fifteen (15) days after the date Careside's shareholders approve the terms of the Preferred Stock relating to the conversion of the Preferred Stock (the "Shareholder Approval Date"), the Company agrees to file a registration statement (the "Registration Statement") on Form S-3 with the Securities Exchange Commission ("Commission") registering the Common Stock (which term, for all purposes of this Appendix II, shall be deemed to include the shares of Common Stock issuable upon conversion of the Preferred Stock and upon exercise of the Warrant) for sale under the Securities Act. The Company reserves the right to convert such registration to a registration with like effect on any other form that may be or may become available to the Company. The Company further reserves the right to include in such registration statement for registration any shares of its Common Stock which the Company, in its sole discretion, determines to include therein.

         b. If the Company shall furnish to the holders of Common Stock included in the Registration Statement (each a "Holder", and collectively the "Holders") a certificate signed by its Chief Executive Officer stating that, in the good faith judgment of the Company's Board of Directors, it would be detrimental to the Company and its shareholders for the Registration Statement to be filed by reason of a material activity or pending event or transaction (such as a material acquisition, joint venture, merger, consolidation or financing transaction) and it is therefore advisable to defer the filing of such registration statement, the Company shall have a one-time right to defer such filing of the Registration Statement for a period of not more than ninety (90) days after the date upon which the Company would otherwise have been required to file the Registration Statement pursuant to Section 1(a). The Company hereby confirms that it is not aware of any event, development, fact or state of affairs that exists as of the date hereof that constitutes, or that would reasonably be expected to lead to, a material activity or pending event or transaction within the meaning of the preceding sentence.

         c. The Company's obligation to register is limited to one Registration Statement which becomes effective under the Securities Act, and, provided that the Company complies with its obligations under this Agreement, no further registration statements (other than required amendments or supplements to the original Registration Statement) will be filed for the benefit of the Holders.

         d. The Company shall use its best efforts to obtain effectiveness of the Registration Statement as soon as practicable and shall continue to use its best efforts to maintain such effectiveness for the registration until the earlier of (i) the second (2nd) anniversary of the Initial Closing or (ii) the date on which the Holder or his permitted transferee or assignee no longer holds any Common Stock. The Registration Statement filed in connection herewith shall not be deemed to have been effected unless it has become effective with the Commission.

Notwithstanding the foregoing, the Registration Statement will not be deemed to have been effected if after it has become effective under the Securities Act, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or any court proceeding for any reason. The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of the Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify the Purchaser of the issuance of such order and the resolution thereof.

     2.  Registration Expenses. The Company shall pay all expenses incurred in
         ---------------------
connection with the registration of the Common Stock on the Registration Statement.

     3.  Registration Procedures.
         -----------------------

         a. In connection with the Company's obligation to register the Common Stock under the Securities Act as provided in Section 1, the Company, as expeditiously as possible and subject to the terms and conditions herein, will use its best efforts to:

               (i) cause the Registration Statement to be prepared and filed with the Commission pursuant to Section 1(a) above to become effective as soon as practicable;

               (ii) prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as no Holder or his permitted transferee or assignee holds any Common Stock or, if earlier, the second (2/nd/) anniversary of the Initial Closing;

               (iii) furnish to the Holders such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, in each case, as the Holders may reasonably request;

               (iv) register or qualify all Common Stock covered by such Registration Statement under such other United States state securities or blue sky laws of such jurisdictions as any of the Holders shall reasonably request, to keep such registration or qualification in effect for so long as such registration remains in effect, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition of the Common Stock owned by the Holders in such jurisdictions, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this Section 3(a)(iv) be obligated to be so qualified, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction;

               (v) immediately notify the Holders at any time when a prospectus relating to the Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Common Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

               (vi) comply with all applicable rules and regulations of the Commission, and not file (or withdraw or correct) any amendment or supplement to such Registration Statement or prospectus to which the Holders shall have reasonably objected in writing on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

               (vii) provide a transfer agent and registrar for all Common Stock covered by such Registration Statement not later than the effective date of such Registration Statement; and

               (viii) promptly list all Common Stock covered by such Registration Statement on the AMEX or any securities exchange or automated inter-dealer quotation system on which any of the Company Common Stock is then listed or traded.

          b. The Holders agree that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(a)(v), the Holders will forthwith discontinue their disposition of Common Stock pursuant to the Registration Statement until the Holders receive copies of the supplemented or amended prospectus contemplated by Section 3(a)(v) and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in the possession of the Holders of the prospectus relating to such Common Stock current at the time of receipt of such notice and that they will immediately notify the Company, at any time when a prospectus relating to the registration of such Common Stock is required to be delivered under the Securities Act, of the happening of any event as a result of which information previously furnished by the Holders to the Company for inclusion in such prospectus contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

          c. As a condition of the fulfillment of its obligations under this Agreement, the Company may require the Holders, at their own expense, to furnish the Company with such information and undertakings regarding such Holders and the distribution of such securities as the Company may from time to time reasonably request in writing to the extent necessary in order to cause the registration statement to comply with the Securities Act, and the Holders shall provide such information and make such undertakings as are requested.

          d. In connection with the preparation and filing of each registration statement under the Securities Act, the Company will give the Holders and their respective counsel and accountants, the reasonable opportunity to participate in the preparation of such Registration Statement, each prospectus included therein or filed with the Commission and each amendment thereof or supplement thereto, and will give each of them such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary to conduct a reasonable investigation within the meaning of the Securities Act.

          e. Promptly after a sale of Common Stock pursuant to the Registration Statement (assuming that no stop order is in effect with respect to the registration statement at the time of such sale), the Company shall cooperate with the Holders and provide the transfer agent for the Common Stock with such instructions and legal opinions as may be required in order to facilitate the issuance to the purchaser (or the Holder's broker) of new unlegended certificates for such Common Stock.

    4.    Indemnification; Contribution.
          -----------------------------

          a. To the extent permitted by applicable law, the Company shall indemnify and hold harmless each Holder, each person, if any, who controls such Holders within the meaning of the Securities Act, and each officer, director, partner, and employee of such Holders and such controlling person, against any and all losses, claims, damages, liabilities and expenses (joint or several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation"):

               (i) Any untrue statement or alleged untrue statement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto;

               (ii) The omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

               (iii) Any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any applicable state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any applicable state securities law; provided, however, that the indemnification required by this Section 4(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or expense if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or expense to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to the Company by the indemnified party expressly for use in connection with such registration.

          b. To the extent permitted by applicable law, each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who shall have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any other Holder, any controlling Person of any such other Holder and each officer, director, partner and employee of such other Holder and such controlling Person, against any and all losses, claims, damages, liabilities and expenses (joint and several), including reasonable attorneys' fees and disbursements and expenses of investigation, incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation, or to which any of the foregoing Persons may otherwise become subject under the Securities Act, the Exchange Act or any other federal or state laws, insofar as such losses, claims, damages, liabilities and expenses arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; provided,
                                                               --------
however, that the indemnification required by this Section 4(b) shall not apply
-------
to amounts paid in settlement of any such loss, claim, damage, liability or expense if settlement is effected without the consent of the relevant Holder (which consent shall not be unreasonably withheld); and, provided further that
                                                         -------- -------
in no event shall the amount of any indemnity under this Section 4(b) exceed the gross proceeds from the applicable offering received by such Holder.

          c. Promptly after receipt by an indemnified party under this Section 4 of notice of the commencement of any action, suit, proceeding, investigation or threat thereof made in writing for which such indemnified party may make a claim under this Section 4, such indemnified party shall deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party; provided, however, that an indemnified party shall have the right to retain its own counsel at its own expense (except as specifically provided below). The failure to deliver written notice to the indemnifying party within a reasonable time following the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 4 except, if and to the extent that the indemnifying party is actually prejudiced thereby, but in no event shall it relieve the indemnifying party of any liability that it may have to any indemnified party otherwise than pursuant to this Section 4. Any fees and expenses incurred by the indemnified party (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party, as incurred, within sixty
(60) days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder, but in such event such amounts shall be immediately refunded). Any such indemnified party shall have the right to employ separate counsel in any such action, claim or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be the expenses of such indemnified party unless (i) the indemnifying party has agreed to pay such fees and expenses or (ii) the indemnifying party shall have failed to promptly assume the defense of such action, claim or proceeding or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and the indemnifying party, and such indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the indemnifying party and that the assertion of such defenses would create a conflict of interest such that counsel employed by the indemnifying party could not faithfully represent the indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action, claim or proceeding or separate but substantially similar or related actions, claims or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all such indemnified parties. No indemnifying party shall be liable to an indemnified party for any settlement of any action, proceeding or claim without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.

          d. If the indemnification required by this Section 4 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities or expenses referred to in this
Section 4:

               (i) The indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any violation has been committed by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation; provided however, that in no event shall the obligation of any indemnifying party to contribute under this clause
          (i) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for in Section 4(a) had been available under the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 4(a) and (b), any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

               (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 4(d)(i). No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          e. The obligations of the Company and the Holders under this Section 4 shall survive the completion of any offering of Common Stock pursuant to a registration statement.

     5.   Rule144; Exchange Act Filings.  The Company shall file as and when
          -----------------------------
applicable, on a timely basis, all reports required to be filed by it under the Exchange Act. If, for any reason the Company is not required to file reports pursuant to the Exchange Act, upon the request of any Holder, the Company shall make publicly available the information specified in subparagraph (c)(2) of Rule 144 of the Securities Act, and take such further action as may be reasonably required from time to time and as may be within the reasonable control of the Company, to enable the Holders to transfer the Common Stock to a transferee without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act or any similar rule or regulation hereafter adopted by the Commission. The Company further covenants and agrees that it will furnish to each Holder so long as such Holder owns Common Stock promptly upon request, (i) a written statement by the Company as to the status of its compliance with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration.

     6.   Transfer or Assignment of Registration Rights.   The rights of a
          ---------------------------------------------
Holder provided herein to cause the Company to register the Common Stock may be transferred or assigned only with respect to Common Stock transferred to an affiliate of such Holder.

                                 Appendix III
                                 ------------

                                CARESIDE, INC.

                       Accredited Investor Questionnaire
                       ---------------------------------


     This Questionnaire is being given to each prospective investor who has expressed interest in purchasing shares of Preferred Stock (the "Shares") of Careside, Inc. (the "Company") pursuant to the terms set forth in the Company's Confidential Private Offering Memorandum dated March __, 2001, as amended or supplemented and together with all exhibits thereto (the "Memorandum"), that was delivered together with this Questionnaire. The undersigned understands that this Questionnaire by itself is not an offer of the Shares to the undersigned. All capitalized terms not otherwise defined in this Questionnaire have the meanings given to them in the Memorandum.

     The undersigned understands that the purpose of this Questionnaire is to determine whether the private placement of the Shares satisfies the requirements for an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933 as amended (the "Securities Act"), and Rule 506 of Regulation D promulgated thereunder, and applicable state securities laws. The undersigned further understands that the Company and Dougherty & Company LLC., which has been engaged by the Company to act as its placement agent (the "Placement Agent") in connection with this offering, will rely on the accuracy and completeness of the responses entered into this Questionnaire by the undersigned. Accordingly, the undersigned represents and warrants to the Company and the Placement Agent that (i) the information contained in this Questionnaire is true and correct and may be relied upon by the Company and the Placement Agent for the purpose of complying with federal and state securities laws; and
(ii) the undersigned will immediately notify the Company and the Placement Agent of any material change in any such information occurring prior to the closing of any purchase of the Shares by the undersigned.

     All information contained in this Questionnaire will be treated confidentially. However, the undersigned understands and agrees that, although the Company will use its best efforts to keep the information provided in the answers to this Questionnaire confidential, the Company may present this Questionnaire and the information provided herein to such parties as it may deem advisable if called upon to establish the availability under any federal or state securities laws of an exemption from registration of the private placement of the Shares or if the contents hereof are relevant to any issue in any investigation, action, suit, or proceeding to which the Placement Agent or the Company is a party or by which it is or may be bound.

     Please complete the Questionnaire as thoroughly as possible and sign and date the Questionnaire as and where indicated.

     If the prospective investor has any questions as to the appropriate response to any of the following questions, he, she or it should contact Russell
D. Paul at Pepper Hamilton, LLP., 215-981-4588.

I.   Identification
     --------------

     Name of Investor             _______________________________________

     Address (residence if an
     individual; principal place
     of business if an entity)
     Type of Ownership            _______________________________________

                                  _______________________________________

                                  _______________________________________


     Telephone number             _______________________________________


     Facsimile number             _______________________________________


Manner of Ownership of the Shares:

          [ ]    Individual                 [ ]  Corporation
          [ ]    Joint Tenants, with        [ ]  Trust
                 right of survivorship      [ ]  General Partnership
          [ ]    Tenants in common          [ ]  Limited Partnership
          [ ]    Tenants by the entireties  [ ]  Limited Liability Company
          [ ]    Community property         [ ]  Other (describe)


II.  Further Representations and Warranties The undersigned hereby makes the
     --------------------------------------
following additional representations and warranties.


     1. Except as described below, the subscription for and purchase of the Shares pursuant to the terms set forth in the Memorandum will be solely for the undersigned's own account and not for the account of any other person or entity. The undersigned has no intention of distributing or reselling the Shares in any transaction that would be in violation of the Securities Act or the securities laws of any state.

     2. The undersigned has such knowledge, sophistication and experience in business and financial matters that the undersigned is capable of evaluating the merits and risks of an investment in the Shares.

     3. At the present time, the undersigned could afford a complete loss of his, her or its investment in the Shares.

     4. The undersigned acknowledges (i) receipt of the Confidential Memorandum; and (ii) that the undersigned, the undersigned's counsel and other advisors have been afforded the opportunity to ask such questions as the undersigned or such advisors have deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the private placement of the Shares and the risks arising from an investment in the Shares.

     5. The undersigned represents and warrants that the undersigned is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act and as set forth in Section III below.


     Set forth below any exceptions to representations 1 through 5:
                     ---


     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________

     _________________________________________________________________


III. Accredited Investor Status
     --------------------------


     The issuance of the Shares pursuant to the Private Placement will not be registered under the Securities Act. This Section III is intended to determine whether the undersigned qualifies as an "accredited investor," which is defined as an investor falling within any of the following eight categories at the time of the relevant purchase and sale of securities. Please check the appropriate box(es) below to indicate which (if any) of the following categories apply to the prospective investor.


[_] (1) Any bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in
     Section 2(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefits of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.


[_] (2) Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

[_] (3) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000.

[_]  (4) Any director or executive officer of the Company.

[_] (5) Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000. As used herein, the term "net worth" means the excess of total assets (including home, home furnishings and automobiles valued at their current fair market value) over total liabilities.

[_] (6) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person's spouse in excess of $300,000 in each of the two most recent years, and who reasonably expects to reach the same income level in the current year. In determining income, an investor should add to his or her adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depletion, contributions to an IRA or Keogh retirement plan, alimony payments and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

[_] (7) Any trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of an investment in the Shares.

[_] (8) Any entity in which all of the equity owners are accredited investors (i.e., each equity owner falls into one or more of the above seven categories).

IV   General Information - For Investors Subscribing as Individuals Only
     -------------------------------------------------------------------

     Name(s):                    _____________________________

                                 _____________________________

     Social Security or Tax
     Identification Number:      _____________________________

     Date of Birth:              _____________________________

     Citizenship:                _____________________________

     Address of Residence:       _____________________________

                                 _____________________________

                                 _____________________________

     State where registered
     to vote:                    _____________________________

     State where licensed
     to drive:                   _____________________________

     Name of Employer:           _____________________________

     Nature of Business:         _____________________________

     Current Position or Title:  _____________________________

     Year First Employed
     at Current Employer:        _____________________________

     Description of responsibilities at the Employer that would support a conclusion that you have such knowledge, sophistication and experience in business and financial matters that you are capable of evaluating the merits and risks of an investment in the Shares:
_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

     Please describe any position you have held in the past five years that would support a conclusion that you have such knowledge, sophistication and experience in business and financial matters that you are capable of evaluating the merits and risks of an investment in the Shares:


     Name of        Position Held and              Dates of
     Company        Responsibilities               Employment
     -------        ----------------               ----------



     Please state anything else that would support a conclusion that you have such knowledge, sophistication and experience in business and financial matters that you are capable of evaluating the merits and risks of an investment in the
Shares:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________



     Please describe generally in the space provided below your general investment experience (including any trading activities, private placements, tax-oriented or venture capital investment experience, or self-directed retirement accounts).


     Nature
     of Investment                            Year
     -------------                            ----



V.   General Information - For Corporations, LLC's, Partnerships, Trusts and
     -----------------------------------------------------------------------
Other Entities
---------------


     Name:                    _____________________________



     Federal Employer
     Identification Number:   _____________________________

     Address:                 _____________________________

                              _____________________________

                              _____________________________


     Jurisdiction of formation

     or incorporation:        _____________________________


     Current Total Assets:    _____________________________


     Current Net Worth:       _____________________________


     Description of the nature of the business conducted by the entity:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

     Description of the business, financial and investment experience of the entity and the investment manager(s) of the entity:


_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

  IN WITNESS WHEREOF, the undersigned has executed this Accredited Investor Questionnaire this ____ day of ____________, 2001.



For Individuals:
---------------




_____________________________         ________________________________________
Signature of Investor                 Signature of Joint Investor (if any*)




_____________________________         ________________________________________
Print Name of Investor                Print Name of Joint Investor (if any*)



         *  If investment is in joint names, all joint investors must sign.



For Entities:
------------




_____________________________________
(Print Name of Entity)


By:  ________________________________
     Name:
     Title: